UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2010

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On October 1, 2010, Global Partners LP (the “Partnership”) issued a press release announcing the closing of the final phase of its acquisition of retail gas stations and supply rights from ExxonMobil Oil Corporation and Exxon Mobil Corporation (collectively, “ExxonMobil”).  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01.    Other Events

The Partnership previously announced that Global Companies LLC (“Global”), a wholly owned subsidiary of the Partnership, entered into a Sale and Purchase Agreement dated May 24, 2010, as amended (the “Purchase Agreement”) with ExxonMobil, pursuant to which Global agreed to acquire certain assets and liabilities related to 190 Mobil branded retail gas stations located in Massachusetts, New Hampshire and Rhode Island (the “Subject States”).  Of the 190 stations that are the subject of the Purchase Agreement, 42 are directly operated by ExxonMobil and 148 are dealer operated subject to existing franchise agreements assigned to and assumed by Global.  The Purchase Agreement also provides Global the right to supply Mobil branded fuel to such stations and to 31 Mobil branded stations that are owned and operated by independent dealers in the Subject States.  Also as previously announced, on September 8, 2010, the Partnership completed the initial closing of the acquisition for a purchase price of approximately $152 million, which included the 148 dealer operated stations and the 31 dealer owned and operated stations.  As of September 30, 2010, the Partnership completed the final phase of the acquisition for a purchase price of approximately $50 million, which included the 42 ExxonMobil-operated stations.  The aggregate purchase price for the acquisition is approximately $202 million.  The Partnership has outsourced the day-to-day management and operations of these 221 locations to Alliance Energy LLC, an experienced retail operator, which is approximately 95% owned by members of the Slifka family, who also own the general partner of the Partnership.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits
99.1	Global Partners LP Press Release dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
		By:	Global GP LLC,
its general partner

Dated:	October 1, 2010		By:	/s/	Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Global Partners LP Press Release dated October 1, 2010